UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

  Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 29, 2020, Youngevity International, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Joint Venture Agreement, dated April 20, 2020 (the “Joint Venture Agreement”), by and among CLR Roasters, LLC (“CLR”), Khrysos Industries, Inc. (“Khrysos”), H&H Coffee Group Export Corp. and Fitracomex, Inc. (“Fitracomex” or the “Nicaragua Partners”), as successor in interest to P&S Corporation Trading Investments Inc. d/b/a: The Nica Hemp Cooperative. Pursuant to the Joint Venture Agreement, the parties intend to construct a hemp grow facility in Nicaragua.

The Amendment acknowledges the assignment by P&S Corporation Trading Investments Inc. d/b/a: The Nica Hemp Cooperative of its rights and obligations under the Joint Venture Agreement to Fitracomex and clarifies that the proposed issuance upon completion of the construction of the facility of warrants to purchase shares of the Company’s common stock to the Nicaragua Partners shall require the approval by the Company’s stockholders of the proposed issuance.

Pursuant to the Joint Venture Agreement, as amended, H&H Coffee Group Export Corp has agreed to provide, and contribute a fifty percent (50%) interest in, the 2,200 acre Chaguitillo Farms in Sebaco-Matagalpa, Nicaragua for a 25% stake in the joint venture, the Nicaragua Partners have agreed to provide capital funding for the construction of the facility, and CLR and Khrysos have agreed to initially contribute $3,000,000 of extraction equipment along with their expertise in the hemp business for a 75% stake in the joint venture. In addition, pursuant to the Joint Venture Agreement, as amended, the Company has agreed to issue 1,500,000 million shares of the Company’s common stock to the Nicaragua Partners and upon completion of the construction of the facility, and subject to the receipt of all necessary approvals, including the approval by the Company’s stockholders of the proposed issuance in accordance with the rules of The Nasdaq Stock Market, agreed to issue a warrant to the Nicaragua Partners to purchase 5,000,000 shares of the Company’s common stock at an exercise price of US$1.50, exercisable for a term of five (5) years.

The foregoing description of the terms of the Joint Venture Agreement and Amendment do not purport to be complete and is subject to, and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the securities of the Company set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company intends to issue the shares of the Company’s common stock and the warrant to the Nicaragua Partners in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1
Joint Venture Agreement, dated April 20, 2020, by and among CLR Roasters, LLC, Khrysos Industries, Inc., H&H Coffee Group Export Corp. and P&S Corporation Trading Investments Inc. d/b/a: The Nica Hemp Cooperative.

10.2
Amendment to Joint Venture Agreement, dated July 29,2020, by and among CLR Roasters, LLC, Khrysos Industries, Inc., H&H Coffee Group Export Corp. and Fitracomex, Inc., as successor in interest to P&S Corporation Trading Investments Inc. d/b/a: The Nica Hemp Cooperative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: August 4, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer